UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

AIAI HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-43271	33-4103471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 410, Dallas, Texas	75252
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(214) 396-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share.	AIAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (1) On October 30, 2026, Mr. Donald M. Remy notified the Board of Directors of AIAI Holdings Corporation (the “Company”) of his intention to resign as a director of the Company, effective as of October 30, 2026. Mr. Remy’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors (the “Board”) on any matter relating to the operations, policies or practices of the Company.

(2) On October 30, 2026, Ms. Jeanne L. Phillips notified the Board of her intention to resign as a director of the Company, effective October 30, 2026. Ms. Phillips’ resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIAI HOLDINGS CORPORATION
(Registrant)

November 5, 2026	By:	/s/ Todd Furniss
Todd Furniss
Chief Executive Officer